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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2005

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

In a Form 8-K filed on November 25, 2005, Advance Auto Parts, Inc. (“the Company”) reported that Nicholas F. Taubman had resigned from his position as a Director on the Company’s Board of Directors effective November 21, 2005, in connection with his recent appointment as U.S. ambassador to Romania. On December 16, 2005, the Company’s Board of Directors approved the acceleration of vesting of 13,750 unvested stock options previously awarded to Mr. Taubman as part of his compensation as a director. The options have a range of exercise prices of $26.21 to $39.647. The options must be exercised within 90 days of his resignation. All other terms and conditions applicable to the outstanding option grants, including the exercise prices and number of shares subject to the accelerated options, were unchanged.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: December 22, 2005	/s/ Michael O. Moore
(Signature)*
Michael O. Moore
Executive Vice President and Chief Financial Officer

* Print name and title of the signing officer under his signature.